UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)

April 5, 2005

Terra Nostra Resource Corp.

(Exact name of registrant as specified in its charter)

Nevada

000-49631

86-0873500

 (State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification Number No.)

1000 – 1166 Alberni Street, Vancouver, BC

V6E 3Z3

(Address of principal executive offices)

(Zip Code)

Registrant's telephone number, including area code  (604) 694-1110

2160, De La Montagne suite 720, Montreal, Québec, Canada

H3G 2T3

 (Former name or former address, if changed since last report)

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On April 5, 2005, Terra Nostra Resources Corp. announced the following matters related to its joint venture activities in Shandong, China:

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Terra Nostra’s fulfillment of the joint venture agreements with Shandong Jinpeng Copper Co. Ltd. via an initial investment of US$1,000,000 into the new joint venture companies (previously a single joint venture agreement, subsequently separated into two agreements for strategic purposes).

-

The provincial government of Shandong has issued the official certificates of approval required for these joint ventures to operate as an Enterprise with Foreign Investment in the People’s Republic of China (a Sino-Foreign Joint Venture Company).

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All required business licenses for the joint venture companies have been acquired from the Industrial and Commercial Administration Bureau of China.

Section 5 – Corporate Governance and Management

Item 5.01 Changes in Control of Registrant

On April 5, 2005, the existing Board of Directors replaced the existing management and added new members to the Board by naming Mr. Donald Charles Nicholson as President, Secretary and member of the Board and Mr. Donald G. Burrell Esq. as a member of the Board. The remaining Board members then resigned without reporting any conflict with the company.

Mr. Nicholson graduated from the University of British Columbia with a Bachelor of Commerce degree in 1991, specializing in Organizational Behavior and Human Resources.

Mr. Nicholson started out with the University of British Colombia as a divisional manager for two years.  Subsequently, in 1993, Mr. Nicholson formed an independent consulting company that successfully provided a range of project development and management services to a diverse world-wide clientele. Through this company, he formed a number of strategic partnerships and built an extensive support network of professionals and corporate entities both locally and throughout North America, Europe and the Far East.

In 2001, after having been a key consultant to B-Tech S.A., a bicycle manufacturing company, for a number of years, Mr. Nicholson relocated to Greece to join B-Tech in a full-time capacity.  His role as Vice President of Operations involved direct supervision of an office and production staff of 45, business process re-engineering to further the technological evolution of the company, ISO implementation, and direct involvement in obtaining additional corporate financing. Mr. Nicholson left B-Tech S.A. in September  of 2003.

Mr. Donald George Burrell, BComm, LLB

Since January, 1999, Mr. Burrell has been an associate with Lindsay Kenney, a west coast law firm providing legal services to local, regional, and international clients, with a current complement of over 50 lawyers.  Mr. Burrell has a solicitor’s practice with an emphasis on corporate and business law, commercial lending, commercial leasing, and real estate. His clients include individuals, small to mid-sized businesses and closely-held corporations, as well as various lenders and lending institutions.  Additional professional experience includes senior management positions with the Real Estate Division of the Faculty of Commerce and Business Administration at the University of British Columbia.

Mr. Burrell attended the University of British Columbia earning a Bachelor of Commerce degree in 1980 and a Bachelor of Laws degree in 1981. He was admitted to the British Columbia Bar in 1982. Mr. Burrell has also earned a Diploma in Urban Land Economics from the Faculty of Commerce and Business Administration at the University of British Columbia.

Professional affiliations and memberships: Law Society of British Columbia, Canadian Bar Association, and the Real Estate Institute of British Columbia

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated at Vancouver, BC, Canada, this 11th day of April 2005.

TERRA NOSTRA RESOURCES CORP.

By: /s/ Donald C. Nicholson, Jr

Name:  Donald C. Nicholson, Jr.

Title:    President and Secretary